THIRD WAIVER, dated as of March 14, 1996 (this "Waiver"), to the AMENDED
AND RESTATED CREDIT AGREEMENT, dated as of December 20, 1994 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Van Kampen American Capital, Inc., a Delaware corporation (the "Borrower"), VK/AC Holding, Inc., a Delaware corporation (the "Guarantor"), each of the banks identified on the signature pages thereof and their successors and assigns (the "Banks"), Chemical Bank, as Issuing Bank, as Administrative Agent and as Collateral Agent, and Chemical Bank and The Chase Manhattan Bank, N.A., as Managing Agents.

                             W I T N E S S E T H :

     WHEREAS, the Borrower has requested the Banks to waive certain obligations of the Borrower under the Credit Agreement;

     WHEREAS, the Banks have agreed to waive certain obligations of the Borrower under the Credit Agreement to the extent and upon the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:

     SECTION 1.  DEFINITIONS

          1.1 Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement shall be used herein as defined therein.

     SECTION 2.  WAIVER OF CREDIT AGREEMENT

          2.1 Waiver of Section 3.06 of the Credit Agreement. The Borrower, the Guarantor and the Required Lenders hereby agree that, notwithstanding the provisions of the second sentence of Section 3.06 of the Credit Agreement, any partial prepayment of up to $40,000,000 made to the principal of the Term Loan pursuant to said Section 3.06, on or prior to March 31, 1996, shall be applied to the next succeeding installments of principal of the Term Loans in the direct order of maturity, if so specified in the applicable notices of prepayment.

     SECTION 3.  MISCELLANEOUS

          3.1 Limited Effect. Except as expressly waived hereby, the Credit Agreement is, and shall remain, in full force and effect in accordance with its terms.

          3.2 Effectiveness. This Waiver shall become effective as of the date hereof upon receipt by the Administrative Agent of a counterpart hereof duly executed by the Borrower, the Guarantor and the Required Banks.

                                                     [PAGE 19]

          3.3 Counterparts. This Waiver may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          3.4 GOVERNING LAW. THIS WAIVER SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed and delivered as of the day and year first above written.


                                VAN KAMPEN AMERICAN CAPITAL, INC.

                                By:   /s/ William R. Rybak
                                    Name: William R. Rybak
                                    Title: Executive Vice President


                                VK/AC HOLDING, INC.

                                By:   /s/ William R. Rybak

                                    Name: William R. Rybak
                                    Title: Executive Vice President


                                CHEMICAL BANK, as Administrative
                                Agent, Collateral Agent, Issuing
                                Bank, Managing Agent and as a Bank

                                 By:   /s/ Heather Lindstrom

                                    Name: Heather Lindstrom
                                    Title: Vice President


                                THE CHASE MANHATTAN BANK, N.A., as
                                Managing Agent and as a Bank

                                By:   /s/ Gary Krivo
                                    Name: Gary Krivo
                                    Title:Vice President

                                                       [PAGE 20]


                                ALLIED IRISH BANK

                                By:   /s/ Marcia Meeker
                                    Name: Marcia Meeker
                                    Title: Vice President


                                BANK OF NEW YORK

                                By:   /s/ Lee B. Stephens
                                    Name: Lee B. Stephens
                                    Title: Vice President


                                BANK OF AMERICA ILLINOIS

                                By:   /s/ John Hayes
                                    Name: John Hayes
                                    Title: Credit Manager


                                BANK OF MONTREAL

                                By:  /s/ Lisa Donoghue
                                    Name: Lisa Donoghue
                                    Title: Director


                                CERES FINANCE, LTD.
                                By: Chancellor Senior Secured
                                    Management, Inc. as Financial
                                    Manager

                                By:
                                    Name:
                                    Title: Director


                                CREDIT LYONNAIS NEW YORK BRANCH

                                By:
                                    Name:
                                    Title:
                                                          [PAGE 21]


                                DEUTSCHE BANK AG, NEW YORK AND/OR
                                CAYMAN ISLAND BRANCHES

                                By:   /s/ Peter J. Bassler
                                    Name: Peter J. Bassler
                                    Title: Associate

                                By:   /s/ F. Dabney Giles
                                    Name: F. Dabney Giles
                                    Title: Assistant Vice President


                                MELLON BANK, N.A.

                                By:   /s/ Paula A. Mammarella
                                    Name: Paula A. Mammarella
                                    Title: Assistant Vice President


                                NATIONSBANK of Georgia, N.A.

                                By:   /s/ Ira Z. [Nueland]
                                    Name: Ira Z. [Nueland]
                                    Title: Senior Vice President


                                PNC BANK, NATIONAL ASSOCIATION

                                By:   /s/ Robert W. Beatty
                                    Name: Robert W. Beatty
                                    Title: Assistant Vice President


                                SOCIETE GENERALE, New York Branch

                                By:   /s/ Jay S. Sands
                                    Name: Jay S. Sands
                                    Title: First Vice President, Manager of
                                              Financial Institutions

                                STATE STREET BANK AND TRUST COMPANY

                                By:   /s/ Edward Siegel
                                    Name: Edward Siegel
                                    Title: Loan Officer

                                                       [PAGE 22]

                                BANQUE NATIONALE DE PARIS

                                By:   /s/ William Shaheen
                                    Name: William Shaheen
                                    Title: Vice President

                                CORESTATES BANK, N.A.

                                 By:   /s/ David W. Varrelman

                                    Name: David W. Varrelman
                                    Title: Vice President

                                THE SUMITOMO BANK, Limited

                                By: /s/ H.W. Redding  /s/ Catherine A. Canavan
                                    Name:H.W. Redding/Catherine A. Canavan
                                    Title:V.P. & Mgr.      / Banking Officer

                                FLEET NATIONAL BANK OF CONNECTICUT

                                By:   /s/ Donald M. MacKinnon
                                    Name: Donald M. MacKinnon
                                    Title: Vice President

                                STICHTING RESTRUCTURED OBLIGATIONS
                                BACKED BY SENIOR ASSETS 2 (ROSA2)
                                By: Chancellor Senior Secured
                                    Management, Inc. as Portfolio
                                    Advisor

                                By:   /s/ Gregory L. Smith
                                    Name: Gregory L. Smith
                                    Title: Vice President

                                                     [PAGE 23]

                                RESTRUCTURES OBLIGATIONS BACKED BY
                                SENIOR ASSETS BV
                                By: Chancellor Senior Secured
                                    Management, Inc. as Portfolio
                                    Advisor

                                By:   /s/ Gregory L. Smith
                                    Name: Gregory L. Smith
                                    Title: Vice President


                                BANQUE FRANCAISE DU COMMERCE
                                EXTERIEUR

                                By:   /s/ D.J.R. Osten   /s/ Sean Reddington
                                    Name: D.J.R. Osten / Sean Reddington
                                    Title: First V.P.        / Vice President